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                                                                     EXHIBIT 2.2
                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

                  This Amendment No. 1 (this "Amendment") to the Asset Purchase Agreement dated as of February 24, 2000 (the "APA"), by and between Pinnacle Towers Inc. ("Purchaser") and Microcell Management, Inc. ("Seller") is entered into this 2nd day of March, 2000.


                                    RECITALS

                  Purchaser and Seller have agreed to go forward with the Initial Closing under the APA with respect to 134 Tower Sites rather than 150 Tower Sites as originally contemplated by the APA and hereby wish to amend the APA to reflect such agreement and to set forth their mutual understanding with respect to certain arrangements to be entered into between them as a result of reducing the Threshold Number of Tower Sites.

                                      TERMS

                  NOW, THEREFORE, Purchaser and Seller hereby agree as follows:

                  1.       Defined Terms.
                           -------------

                           (a)      Capitalized terms not defined herein shall
have the meaning given to them in the APA.

                           (b)      Section 1.1 of the APA is hereby amended by
adding the following defined terms:

                                    "Section 6.15 Correction" has the meaning set forth in Section 6.15 hereof.

                                    "Section 6.15 Cure Period" has the meaning given to such term in Section 6.15 hereof.

                                    "Section 6.15 Cure Period Termination Date" has the meaning given to such term in
                                    Section 6.15 hereof.

                                    "Section 6.15 Payment Date" has the meaning set forth in Section 6.15 hereof.





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                                    "Section 6.15 Tower Sites" has the meaning
                                    set forth in Section 6.15 hereof.

                                    "Tower Site Monthly Cash Flow" means, with respect to any Tower Site, the monthly rental revenue from such Tower Site less all direct operating expenses and costs related to such Tower Site, including without limitation, ground rents, utilities, taxes and maintenance fees.

                           (c)      Paragraph (kkk) of Section 1.1 of the APA
is hereby amended by substituting the number "one hundred thirty-four (134)" for the number "one hundred fifty (150)."

                  2.       Amendments of Section 2.7.

                           (a)      Section 2.7(b)(i) of the APA is hereby
amended by adding the following proviso at the end thereof:

                           ", provided, further, that with respect to each
                           Section 6.15 Tower Site, the Subsequent Closing thereof shall occur on the third business day following the date on which Seller has provided Purchaser with written evidence that the Section
                           6.15 Correction for such Section 6.15 Tower Site has been made."

                           (b)      Section 2.7(b)(ii) of the APA is hereby
amended by the adding the following sentence at the end thereof:

                           "The foregoing procedures shall not govern a Subsequent Closing of a Section 6.15 Tower Site, which shall be governed by the last proviso of
                           Section 2.7(b)(i)."

                  3. Amendment of Article VI. Article VI of the APA is hereby amended by adding the following new Section 6.15:

                  "6.15 Additional Covenants Regarding Certain Tower Sites." With respect to the Tower Sites listed on Schedule 6.15 (the "Section 6.15 Tower Sites"), Seller agrees that it will use commercially reasonable best efforts, throughout the period (the "Section 6.15 Cure Period") commencing on the Initial Closing Date and terminating on the date (the "Section 6.15 Cure Period Termination Date") that is the first to occur of (i) the ninetieth
(90th) day following the Initial Closing Date and (ii) the first date as of which a total of no less than one hundred fifty (150) Tower Sites have been conveyed to Purchaser, to correct the defects listed on Schedule 6.15 in the manner specified on Schedule 6.15 (the "Section 6.15 Corrections"), provided, that in no event shall Seller be required to spend more than an aggregate of
[              ]



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[                                                    ] in fulfilling its
obligations hereunder. In addition, commencing on April 15, 2000 and continuing on the fifteenth day of each month thereafter up to and including the month immediately succeeding the month in which the Section 6.15 Cure Period Termination Date occurs (each such 15th day of a month, a "Section 6.15 Payment Date"), Seller shall pay to Purchaser the excess, if any, over (i) all Tower Site Monthly Cash Flow due to Seller during the month prior to such Section
6.15 Payment Date (e.g., during April 2000, with respect to the payment due on May 15, 2000) with respect to the Section 6.15 Tower Sites which were held by Seller during such month and (ii) all Tower Site Monthly Cash Flow due to Purchaser with respect to all Tower Sites (other than Section 6.15 Tower Sites) conveyed to Purchaser in any Subsequent Closing which occurred during the month which is two months prior to such Section 6.15 Payment Date (e.g., during March, 2000 with respect to any payment due hereunder on May 15, 2000). The foregoing determination of Tower Site Monthly Cash Flow in the case of a month in which one or more Section 6.15 Tower Sites are conveyed to Purchaser shall be prorated on the basis of the actual number of days in such month such Tower Site(s) were held by Seller, and, in the case of the month in which the Initial Closing Date or the Section 6.15 Cure Period Termination Date occurs, on the basis of the actual number of days occurring in such month following the Initial Closing Date and prior to the Section 6.15 Cure Period Termination Date, respectively.

                  4.       Amendments to Section 7D.

                           (a)      The first sentence of Section 7D is hereby
amended by adding the following proviso at the end thereof:

                           ", provided, further, that the only condition applicable to the Closing of a Section 6.15 Tower Site shall be the completion of the applicable
                           Section 6.15 Correction."

                           (b)      The last sentence of Section 7D of the APA
is hereby amended by substituting therefore in its entirety the following:

                           "Except as required under Section 6.15, in no event shall Seller have any obligation, express or implied, to cure, or to take any action to cure, any defect alleged by Purchaser affecting a Non-Conforming Site, and in no event shall Seller have any liability to Purchaser for Seller's failure to so cure (or take any action to cure)."

                  5. Amendments of Schedules 1.1(oo), 2.2(a), 2.2(b) and 2.4(a). Schedules 1.1(oo), 2.2(a), 2.2(b) and 2.4(a) of the APA are hereby amended by



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deleting Site Number MI 0945 therefrom. Schedule 1.1(oo) is hereby further amended to provide that only the Phase I Reports having a date next to the site name have been furnished to Purchaser.

                  6. Amendment of Schedule 3.9. Schedule 3.9 of the APA is hereby amended by substituting therefor the attached Schedule 3.9.

                  7. Other Terms of APA. Except as set forth herein, all other terms of the APA shall remain in full force and effect.

                  Executed in one or more counterparts as of the date first written above.

                                     PINNACLE TOWERS INC.,
                                     a Delaware corporation


                                     By:
                                         --------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------



                                     MICROCELL MANAGEMENT, INC.,
                                     a Delaware corporation


                                     By:
                                         --------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------



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